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                                  EXHIBIT 23
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                               Stegman & Company
                         Certified Public Accountants
                                   Suite 200
                              400 East Joppa Road
                            Towson, Maryland  21286
                                (410) 823-4815



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
FWB Bancorporation

  We hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB of FWB Bancorporation for the year ended December 31, 1996, of our report dated January 18, 1997, relating to the consolidated financial statements of FWB Bancorporation and Subsidiary.


                                                        /s/ Stegman & Company
                                                       ----------------------
                                                            Stegman & Company


Towson, Maryland
March 25, 1997